Exhibit 10.1

Sale Contract

(English Summary)

Party A: Great Shengda as supplier

Party B: Hangzhou Panasonic Home Electronics Co., Ltd as purchaser

Date of Signing	January 1, 2008

Price of Products

Taken pattern, amount, time of Purchase, way of payment, quality, price of material, working expenses, transportation expenses, the market situation and profitability into account, the price is negotiated and agreed.

Goods delivery

The supplier should deliver the goods before deadline of every Single Contract. If the problem of inspection, labor dispute or other affairs occur and goods can not be delivered on time, the purchaser shall be informed and the problem should be solved under the purchaser’s direction.

Risks	1.	Before delivery, the supplier should take all the risks that the products may be lost or damaged, unless it is caused by the purchaser.
2.

The purchaser will keep custody of the non-conforming products before the problem is solved. If the products are lost or damaged during the custody period, the supplier will be responsible unless it is caused by the purchaser.

Sales

Every time the Purchaser accepts the goods, it is perceived that the goods are delivered to the Purchaser. But when inspection is need, sales are not recognized before the inspection is done the Purchaser is satisfied.

Guarantee	1.	If any quality problem is found in 3 years after the Purchase, the supplier should actively find the problem and take actions to solve it.
	2.	If any quality problem is found in 3 years after the Purchase, the supplier should not only change the products but also bear all the consequences caused by the problem.
	3.	Any material problem caused by the non-conforming products should be compensated by the supplier.

Raw material	Basically the raw material is provided by the Supplier, however, upon negotiation, the Purchaser can also provide the raw material.

Payment	1.	Balance settled on the 27th every month
	2.	If the deadline is missed, the purchaser should compensate the interest equal to bank deposit of the same amount.

Dispute Resolution	Resort to the purchaser’s local court